As filed with the Securities and Exchange Commission on June 30, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Teladoc, Inc.

(Exact name of registrant as specified in its charter)

Delaware	7389	04-3705970
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2 Manhattanville Road

Suite 203

Purchase, New York 10577

(203) 635-2002

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jason Gorevic

Mark Hirschhorn

Teladoc, Inc.

2 Manhattanville Road, Suite 203

Purchase, New York 10577

(203) 635-2002

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Marc D. Jaffe Rachel W. Sheridan Brandon J. Bortner Latham & Watkins LLP 885 Third Avenue New York, NY 10022 (212) 906-1200	Adam C. Vandervoort Chief Legal Officer & Secretary Teladoc, Inc. 2 Manhattanville Road, Suite 203 Purchase, New York 10577 (203) 635-2002	Alexander D. Lynch Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, NY 10153 (212) 310-8000

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-204577

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Aggregate Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price (2)(3)	Amount of Registration Fee (4)(5)
Common Stock, $0.001 par value per share	1,437,500	$19.00	$27,312,500	$3,174
(1)		Includes 187,500 shares that the underwriters have the option to purchase.

(2)		Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended.

(3)

In accordance with Rule 462(b) promulgated under the Securities Act, an additional amount of securities having a proposed maximum offering price of no more than 20% of the maximum aggregate offering price of the securities eligible to be sold under the related Registration Statement on Form S-1, as amended (File No. 333-204577), is hereby registered.

(4)

Calculated pursuant to Rule 457(a) based on an estimate of the proposed maximum aggregate offering price. The Registrant previously registered an aggregate of $136,850,000 of Common Stock on a Registration Statement on Form S-1, as amended (File No. 333-204577), which was declared effective on June 30, 2015, and for which a filing fee of $15,902 was previously paid.

(5)

The Registrant certifies to the Securities and Exchange Commission that it has instructed its bank to pay the Commission the filing fee set forth above for the additional securities being registered hereby by wire transfer as soon as practicable (but in any event no later than the close of business on July 1, 2015), that it will not revoke such instructions, and that it has sufficient funds in such account to cover the amount of such filing fee.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This registration statement is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement relates to the public offering of common stock, par value $0.001 per share, of the Registrant contemplated by the Registration Statement on Form S-1 (File No. 333-204577), initially filed with the Commission by the Registrant on May 29, 2015 (as amended, the “Prior Registration Statement”), and is being filed for the sole purpose of registering additional securities of the same class as were included in the Prior Registration Statement, representing an increase in the maximum aggregate offering price of $27,312,500. The contents of the Prior Registration Statement, which was declared effective by the Commission on June 30, 2015, and all exhibits thereto are hereby incorporated by reference.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Purchase, state of New York, on this 30th day of June, 2015.

TELADOC, INC.

By:	/s/ Jason Gorevic
Jason Gorevic
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ JASON GOREVIC	President, Chief Executive Officer and Director (Principal Executive Officer)	June 30, 2015
Jason Gorevic

/s/ MARK HIRSCHHORN	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 30, 2015
Mark Hirschhorn

*	Director	June 30, 2015
Martin R. Felsenthal

*	Director	June 30, 2015
William H. Frist, M.D.

*	Director	June 30, 2015
Michael Goldstein

*	Director	June 30, 2015
Thomas Mawhinney

*	Director	June 30, 2015
Thomas G. McKinley

*	Director	June 30, 2015
Dana G. Mead, Jr.

*	Director	June 30, 2015
Arneek Multani

*	Director	June 30, 2015
James Outland

*	Director	June 30, 2015
David B. Snow, Jr.

*By:	/s/ MARK HIRSCHHORN
Mark Hirschhorn
Attorney-in-fact

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EXHIBIT INDEX

Exhibit Number	Description of Exhibit

1.1(1)	Form of Underwriting Agreement

5.1	Opinion of Latham & Watkins LLP

23.1(2)	Consent of Latham & Watkins LLP

23.2	Consent of Ernst & Young LLP as to Teladoc, Inc.

23.3	Consent of Ernst & Young LLP as to Consult A Doctor, Inc. and AmeriDoc, LLC

23.4	Consent of Ernst & Young LLP as to Stat Health Services Inc.

24.1(3)	Power of Attorney

(1)              Previously filed as Exhibit 1.1 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-204577), initially filed with the Securities and Exchange Commission on May 29, 2015 and incorporated by reference herein.

(2)              Included in Exhibit 5.1.

(3)              Previously filed on the signature page to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-204577), initially filed with the Securities and Exchange Commission on May 29, 2015 and incorporated by reference herein.

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